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                                                                    EXHIBIT 4.03

                             STOCK OPTION AGREEMENT

         THIS STOCK OPTION AGREEMENT is entered into as of the 23rd day of August, 1994, by and among DAVID M. POMERANCE ("Optionee") and TERRANO CORPORATION, a Nebraska corporation (the "Corporation").

                              W I T N E S S E T H:

         WHEREAS, Optionee and the Corporation have concurrently herewith entered into a certain Employment Agreement (the "Employment Agreement"); and

         WHEREAS, the Corporation desires to grant to Optionee the option to acquire shares of common stock, $.01 par value, of the Corporation (the "Common Stock") upon the terms and conditions set forth in this Agreement.

         NOW, THEREFORE, in consideration of the foregoing premises, the mutual covenants set forth herein and other good and valuable consideration, the receipt of which is hereby acknowledged, Optionee and the Corporation hereby agree as follows:

         1. GRANT OF THE OPTIONS. Subject to the terms and conditions of this Agreement, and the obtaining of the shareholder approval described in paragraph 7 hereinafter, the Corporation hereby grants to Optionee the right to purchase (individually referred to as the "Option" or collectively referred to as the "Options") from the Corporation two hundred fifty thousand (250,000) shares of the Common Stock (the "Option Shares") at the Purchase Price (as subsequently defined in Section 2 of this Agreement) for a five (5) year period ("Option Period") commencing on the date such options vest in accordance with the following:

                 (a)      100,000 Option Shares vesting on the date hereof;

                 (b) 50,000 Option Shares vesting one year from the date hereof;

                 (c) 50,000 Option Shares vesting two years from the date hereof; and

                 (d) 50,000 Option Shares vesting three years from the date hereof.

         2. PURCHASE PRICE. Optionee shall have the right to purchase each Option Share pursuant to Section 5 of this Agreement at a purchase price equal of $1.875 per share (the "Purchase Price").

         3. RIGHTS OF THE OPTIONEE. Optionee by virtue of holding the Options to purchase the Option Shares shall not have any rights to any dividends to be distributed by the Corporation to the shareholders or any other rights of a shareholder in the Corporation with respect to any of the Option Shares until Optionee exercises the Option to purchase the Option Shares pursuant





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to Section 5 of this Agreement.

         4. TRANSFERABILITY OF THE OPTIONS. The Options may not be assigned, transferred, or otherwise disposed of, or pledged or hypothecated or in any way be subject to execution, attachment or other process. Any assignment, transfer, pledge, hypothecation or other disposition of the Options attempted contrary to the provisions of this Agreement or any levy, execution, attachment or other process attempted upon the Options will be null and void and without effect.

         5. EXERCISE OF THE OPTIONS. The Option to purchase the Option Shares shall be exercisable in whole on the terms and conditions hereinafter set forth:

                 (a) Subject to the terms and conditions of this Agreement, the Option to purchase the Option Shares shall be exercisable by Optionee upon delivery of notice to the Corporation (the "Exercise Notice") in accordance with the procedure prescribed in this Section 5. The Exercise Notice shall state that Optionee elected to exercise the Option or any portion thereof. Delivery of the Exercise Notice prior to the expiration of the Option Period shall be sufficient to entitle Optionee to purchase the Option Shares notwithstanding that the Closing (as subsequently defined in Section 5(b) of this Agreement) may occur after the expiration of the Option Period. Within ten (10) business days of receipt of the Exercise Notice, the Corporation will specify, by written notice to Optionee, the number and the Purchase Price of the Option Shares to be purchased by Optionee, a date and time (the "Closing Date"), and place for payment of the Purchase Price of the Option Shares to be purchased by Optionee. The Closing Date will not be more than fifteen (15) business days from the date that the Exercise Notice is received by the Corporation unless another date is agreed upon in writing by the Corporation and Optionee.

                 (b) Payment of the Purchase Price of the Option Shares to be acquired pursuant to the exercise of the Option will be made by Optionee at the closing ("Closing") by delivering to the Corporation cash or a check payable to the order of the Corporation for the full amount of the Purchase Price. At the Closing, the Corporation shall deliver to Optionee the stock certificates representing the Option Shares being purchased upon the exercise of the Option.

         6.      EARLY VESTING.  Optionee acknowledges and agrees that:

                 a. EMPLOYMENT TERMINATION. In the event that Optionee's employment with the Corporation is terminated by the Corporation without Cause (as such term is defined in the Employment Agreement) prior to Optionee's vesting or exercise of all of the Options, all of the Options which have not been vested shall become immediately vested and be exercisable until sixty (60) days after employment termination.

                 b. DEATH OR DISABILITY. In the event of Optionee's death or disability prior to Optionee's vesting or exercise of all of the Options, all of the Options shall become





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immediately vested and exercisable until six (6) months after the date of death, or until one year after the determination of disability, as the case may be.


         7. SHARE AUTHORIZATION AND OTHER SHAREHOLDER APPROVALS. The Corporation covenants and agrees that at all times that this Stock Option Agreement shall be in effect it shall have authorized, and reserved, Common Stock of the Corporation sufficient for the exercise of the Options and the purchase of Common Stock by Optionee. Further, the Corporation covenants and agrees to use its best efforts, at the earliest date practicable, at the annual and special meeting of the shareholders of the Corporation (the "Shareholders") to be held within twelve (12) months of the date hereof, to obtain the consent of the Shareholders to the granting of this Stock Option Agreement and the transactions contemplated herein. The Corporation, in the exercise of such best efforts, agrees and shall recommend that the Shareholders approve this Stock Option Agreement and the transactions contemplated herein and that the Corporation shall vote all proxies held by management or the Corporation in favor of such approval.

         8. INVESTMENT. Optionee acknowledges that the Option Shares are not being offered pursuant to a registration statement under the Securities Act of 1933, as amended (the "Act"), or any other securities laws. Optionee acknowledges that the Option Shares are being acquired for Optionee's own account for investment purposes only and not with a view to, or for sale in connection with, any public distribution thereof and will not sell, or offer to sell or otherwise dispose, of any interest in the Option Shares acquired by Optionee in violation of the Act. Optionee has had substantial experience in business and financial matters and in making investments of the type contemplated by this Agreement, is capable of evaluating the merits and risks of the purchase of the Option Shares and is able to bear the economic risks of such investment.

         9. LIQUIDITY. Although there can be no assurance that the Option Shares will be registered under the Act, that an exemption from such registration will be available, or that there will be a market for the Option Shares in the future, the Corporation agrees to use its best efforts to enable and facilitate Optionee's sale or disposition of the Option Shares in compliance with the Act at the earliest date reasonably practicable.

         10. ADJUSTMENTS. In the event of a stock dividend, stock split, share combination, recapitalization, merger, consolidation or reorganization of or by the Corporation, the number or class of shares purchasable upon exercise of the Option immediately prior thereto shall be adjusted so that Optionee shall be entitled to receive the kind and number of shares or other securities which Optionee would have owned or have been entitled to receive after the happening of any of the events described above, had the Option been exercised immediately prior to the happening of any of such events or any record date with respect thereto. Any adjustment made pursuant to this Section shall become effective immediately after the effective date of such events retroactive to the record date, if any, for such events.





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         11.     DEMAND REGISTRATION RIGHTS.  The Corporation hereby covenants and agrees with Optionee (including any subsequent holder or holders of the Option Shares that as expeditiously as is reasonable (but in no event later than seventy-five (75) days) after receipt of a written request from Optionee that such holders or their designees desire or intend to transfer all or a portion of the Option Shares under such circumstances that a public offering within the meaning of Securities Act of 1933, as amended (the "Act") will be involved, the Corporation shall file a registration statement (and use its best efforts to cause such registration statement to become effective under the Act) with respect to the offering and sale or other disposition of the Option Shares. The Corporation shall not be required (i) to honor any such request to register the Option Shares prior to the first day of the ninth month from the date hereof; (ii) to maintain the effectiveness of the registration statement beyond the period necessary to comply with the Act (otherwise than pursuant to Rule 415 or any similar regulation permitting "shelf registration") with respect to distribution of the Option Shares; or (iii) to file, more than two registration statements pursuant to which any Option Shares may be sold under this Section 1.

         12.     PIGGY-BACK REGISTRATION RIGHTS.

                 (a) The Corporation hereby covenants and agrees with Optionee (including, any subsequent holder or holders of the Option Shares) that, in the event the Corporation proposes to file a registration statement under the Act (other than in connection with an exchange offer, a "rights" offering to shareholders, a registration statement on Form S-8 or S-4 or any successor forms relating to employee benefit plans, or in connection with a dividend reinvestment plan, an employee benefit plan, the conversion of any convertible securities, or a stand-by underwriting with respect to the call of a warrant, option, right or convertible security for redemption) with respect to any class of security then the Corporation shall in each case given written notice of such proposed filing to Optionee at least thirty (30) calendar days before the anticipated filing date of such registration statement or, in the event that the Corporation has not formulated its intent to file such registration statement at least thirty (30) calendar days before the anticipated filing date of the registration statement, as soon as practicable upon the formation by the Corporation of such intent, which notice shall specify the information required to be provided to the Corporation pursuant to
Section 13. Such notice shall offer to such holders the opportunity to include in such registration statement such number of Option Shares as Optionee may request. The Corporation shall permit, or shall use its best efforts to cause the managing underwriter of a proposed offering to permit, the holders of Option Shares requested to be included in the registration (the "Piggy-Back Shares") to include such Piggy-Back Shares in the proposed offering on the same terms and conditions as applicable to the shares of Common Stock offered by the Corporation and for the account of any person other than the Corporation, as the case may be.

         13. REGISTRATION PROCEDURES. If the Corporation is required by the provisions of Section 11 or 12 to effect the registration of any of its securities under the Act, the Corporation will, as expeditiously as is possible:

                 (a) Prepare and file with U.S. Securities and Exchange Commission (the





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"Commission") a registration statement with respect to such securities and use its best efforts to cause such registration statement to become and remain effective.

                 (b) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Act with respect to the sale or other disposition of all securities covered by such registration statement whenever the holder of such securities shall desire to sell the same.

                 (c) Furnish to Optionee such number of copies of a summary prospectus or other prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents, as Optionee may reasonably request in order to facilitate the sale of the securities owned by Optionee.

                 (d) Use its best efforts to register or qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions within the United States and Puerto Rico as Optionee shall reasonably request, and do such other reasonable acts and things as may be required in such jurisdictions.

                 (e) Furnish, at the request of Optionee, on the date that such Option Shares Securities are delivered to the underwriters for sale pursuant to such registration or, if such Option Shares are not being sold through underwriters, on the date that the registration statement with respect to such Option Shares becomes effective, (1) an opinion, dated such date, of the independent counsel representing the Corporation for the purposes of such registration, addressed to the underwriters, if any, and if the Option Shares are not being sold through underwriters, then to Optionee, stating that such registration statement has become effective under the Act and that (i) to the best knowledge of such counsel, no stop order suspending the effectiveness thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Act, (ii) the registration statement, the related prospectus, and each amendment or supplement thereto, comply as to form in all material respects with the requirements of the Act and the applicable rules and regulations of the Commission thereunder (except that such counsel need express no opinion as to financial statements contained therein), (iii) such counsel has no reason to believe that either the registration statement or the prospectus, or any amendment or supplement thereto, contains any untrue statement of a material fact required to be stated therein or necessary to make the statements therein not misleading, (iv) the descriptions in the registration statement or the prospectus, or any amendment or supplement thereto, of all legal matters and contracts and other legal documents or instruments are accurate and fairly present the information required to be shown, and (v) such counsel does not know of any legal or governmental proceedings, pending or contemplated, required to be described in the registration statement or prospectus, or any amendment or supplement thereto, which are not described as required, nor of any contracts or documents or instruments of a character required to be described in the registration statement or prospectus, or any amendment or supplement thereto, or to be filed as exhibits to the registration statement which are not described and filed or incorporated by reference as required; and (2) a letter dated such date, from the independent





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certified public accountants of the Corporation, addressed to the underwriters, if any, and if the Option Shares are not being sold through underwriters, then to Optionee, stating that they are independent certified public accountants within the meaning of the Act and that, in the opinion of such accountants, the financial statements and other financial data of the Corporation included in the registration statement or the prospectus, or any amendment or supplement thereto, comply as to form in all material respects with the applicable accounting requirements of the Act. Such opinion of counsel shall additionally cover such other legal matters with respect to the registration in respect of which such opinion is being given as Optionee may reasonably request. Such letter from the independent certified public accountants shall additionally cover such other financial matters (including information as to the period ending not more than five (5) Business Days prior to the date of such letter) with respect to the registration in respect of which such letter is being given as Optionee may reasonably request.

                 (f) Otherwise use its best efforts to comply with all application rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, but not later than 18 months, after the effective date of the registration statement, an earnings statement covering the period of at least 12 months beginning with the first full month after the effective date statement shall satisfy the provisions of
Section 11(a) of the Securities Act.

         14. EXPENSES; LIMITATIONS ON REGISTRATION. All expenses incurred in complying with Sections 11 and 12 herein, including, without limitation, all registration and filing fees (including all expenses incident to filing with the NASD), printing expenses, fees and disbursements of counsel for the Corporation, the reasonable fees and expenses of counsel for Optionee, expenses of any special audits incident to or required by any such registration and expenses of complying with the securities or blue sky laws or any jurisdictions pursuant to Section 13(d), shall be paid by the Corporation, except that:

                 (a) In the case of the exercise of the demand registration rights under Section 1 herein, Optionee shall bear all expenses of the offering in excess of the first $50,000. All such expenses borne by Optionee shall be payable to the Corporation out of offering proceeds.

                 (b) All such expenses in connection with any amendment or supplement to the registration statement or prospectus filed more than 24 months after the effective date of such registration statement because Optionee has not effected the disposition of the securities requested to be registered shall be paid by Optionee; and

                 (c) The Corporation shall not be liable for any discounts or commissions to any underwriter or any fees or disbursements of counsel for any underwriter in respect of the securities sold by Optionee; and

                 (d) Notwithstanding anything herein contained to the contrary, in the event that the Corporation incurs expenses as part of registration of shares under Section 11, and such offering is not concluded, then the Corporation shall bear all expenses associated with such





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proposed offering, unless the failure of such offering is the result of, or directly attributable to, an action or inaction by Optionee, in which event Optionee shall repay the Corporation for all expenses incurred in the process of such proposed offering.

         It shall be a condition precedent to the obligation of the Corporation to take any action pursuant to this Agreement in respect of the securities which are to be registered at the request of Optionee that (i) the Corporation shall have received an undertaking satisfactory to it from Optionee to pay all expenses to be incurred by or for the account of and required to be paid by Optionee, and (ii) Optionee shall furnish to the Corporation such information regarding the securities held by Optionee and the intended method of disposition thereof as the Corporation shall reasonably request and as shall be required in connection with the action take by the Corporation.

         15.     INDEMNIFICATION.

                 (a) In the event of any registration of any of its securities under the Act pursuant to this Agreement, the Corporation shall indemnify and hold harmless the holder of such securities, such holder's directors and officers, and each other person (including each underwriter) who participated in the offering of such securities and each other person, if any, who controls such holder or such participating person within the meaning of the Act, against any losses, claims, damages or liabilities, joint or several, to which such holder or any such director or officer or participating person or controlling person may become subject under the Act or any other statute or at common law, in so far as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any alleged untrue statement of any material fact contained, on the effective date thereof, in any Registration Statement under which such securities were registered under the Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or (ii) any alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse such holder or such director, officer or participating person or controlling person for any legal or any other expenses reasonably incurred by such holder or such director, officer or participating person or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Corporation shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any alleged untrue statement or alleged omission made in such registration statement, preliminary prospectus, prospectus, or amendment or supplement in reliance upon and in conformity with written information furnished to the Corporation by such holder specifically for use therein. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such holder or such director, officer or participating person or controlling person, and shall survive the transfer of such securities by such holder.

                 (b) Optionee, by acceptance thereof, agrees to indemnify and hold harmless the Corporation, its directors and officers and each other person, if any, who controls the Corporation against any losses, claims, damages or liabilities, joint or several, to which the





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Corporation or any such director or other or any such person may become subject under the Act or any other statute or at common law, in so far as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement of any material fact which was based upon information in writing provided to the Corporation by Optionee on the effective date thereof, in any registration statement under which securities were registered under the Act at the request of such holder, any preliminary prospectus or final prospectus contained therein, or any amendment thereto.


         16. NOTICES. Each notice relating to this Agreement shall be in writing and delivered in person or by hand delivery or certified mail, return receipt requested, postage prepaid, as follows:

         If to Optionee:           David M. Pomerance
                                   2421 Southeast Bahia Way
                                   Stuart, Florida 34996

         If to the Corporation:    Terrano Corporation
                                   245 South 84th Street
                                   Lincoln, Nebraska 68510
                                   Attn:  Mitchel J. Laskey, President and
                                           Chief Operating Officer

or to such other address as either party may have designated by written notice to the other.

         17. BENEFITS OF AGREEMENT. This Agreement shall inure to the benefit and shall be binding upon the successors, heirs, legal representatives and permitted assigns of the parties hereto.

         18. SEVERABILITY. In the event that any one or more provisions of this Agreement shall be deemed to be illegal or unenforceable such illegality or unenforceability shall not affect the validity and enforceability of the remaining legal and enforceable provisions hereof, which shall be construed as if such illegal or unenforceable provision or provisions had not been inserted.

         19. GOVERNING LAW; VENUE. This Agreement will be construed and governed in accordance with the laws of the State of Florida. The proper venue with respect to any dispute arising hereunder or connected herewith shall be Dade County, Florida.

         20. COUNTERPARTS. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.





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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                                  THE CORPORATION:

                                  TERRANO CORPORATION, a Nebraska corporation


                                  By: /s/ Mitchel J. Laskey
                                     -------------------------------------------



                                  OPTIONEE:



                                  /s/  DAVID M. POMERANCE
                                  ----------------------------------------------
                                       David M. Pomerance





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